CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 22, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of Invesco Balanced-Risk Retirement Now Fund, Invesco Balanced-Risk Retirement 2010 Fund, Invesco Balanced-Risk Retirement 2020 Fund, Invesco Balanced-Risk Retirement 2030 Fund, Invesco Balanced-Risk Retirement 2040 Fund, Invesco Balanced-Risk Retirement 2050 Fund, Invesco Basic Value Fund, Invesco Conservative Allocation Fund, Invesco Convertible Securities Fund, Invesco Global Equity Fund, Invesco Growth Allocation Fund, Invesco Income Allocation Fund, Invesco International Allocation Fund, Invesco Mid Cap Core Equity Fund, Invesco Moderate Allocation Fund, Invesco Moderate Growth Fund, Invesco Moderately Conservative Fund, Invesco Small Cap Growth Fund, Invesco Van Kampen Harbor Fund, Invesco Van Kampen Leaders Fund, Invesco Van Kampen Real Estate Securities Fund and Invesco Van Kampen U.S. Mortgage Fund, twenty-two of the funds constituting AIM Growth Series (Invesco Growth Series), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
April 25, 2011